Bosto
n
                                             Augus
t 22, 1997



Prudential Investments Fund
     Management LLC
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, N.J.  07102-4077

                 Re:   Command Government Fund
                                     Rule    24f-2
Notice for Fiscal Year
                                   Ended June  30,
                    1997

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law relating to the organization and shares of Command Government Fund
(originally named "Eagle Government Trust"), a Mas sachusetts trust with transferable shares (the
"Fund"), established pursuant to a Declaration of Trust dated August 19, 1981, as amended January
29, 1982, and further amended and restated by an Amended and Restated Declaration of Trust dated
August 19, 1987 (as so amended, and amended and restated, the "Declaration") in connection with the Fund's filing with the Securities and Exchange
Commission (the "SEC") of its Notice for the fis cal year ended June 30, 1997 (the "Notice") pur suant to the SEC's Rule 24f-2 under the Investment
Company Act of 1940, as amended

     We  have  reviewed the actions taken  by  the
Trustees of the Fund to organize the Fund  and  to
authorize  the  issuance and  sale  of  shares  of
beneficial interest, one cent ($.01) per share par
value, of the shares authorized by the Declaration
(the   "Shares").   In  this  connection  we  have
examined  the Declaration and the By-laws  of  the
Fund, the Notice, the Prospectus and Statement  of
Additional  Information  included  in  the  Fund's
Registration  Statement on Form N-1A, certificates
of Trustees and officers of the Fund and of public
officials  as to matters of fact, and  such  other
documents  and instruments, certified or otherwise
identified to our satisfaction, and such questions
of  law  and fact, as we have considered necessary
or   appropriate  for  purposes  of  the  opinions
expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently veri fied.

      Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

     1.The  Fund  is validly existing as  a  trust
       with   transferable  shares  of  the   type
       commonly called a Massachusetts business trust.

     2.The   Fund   is  authorized  to  issue   an
       unlimited number of Shares; the Shares issued by the Fund during the fiscal year ended June 30, 1997 (the "Issued Shares") have been duly and validly authorized by all requisite action of the Trustees of the Fund, and no action of the share holders of the Fund is required in such connection.

     3.The Issued Shares have been validly and  le
       gally  issued, and all of the Issued Shares
       which   remain  outstanding  at  the   date
       hereof are fully paid and non-assessable by the Fund.

     With   respect  to  the  opinion  stated   in
paragraph 3 above, we wish to point out  that  the
shareholders of a Massachusetts business trust may
under  some circumstances be subject to assessment
at   the   instance  of  creditors  to   pay   the
obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to  the
provisions  of  the Declaration and  the  laws  of
Massachusetts   applying   to   business    trusts
generally,   but   does   not   extend   to    the
Massachusetts  Securities  Act,  or   to   federal
securities or other laws.

     We  hereby  consent  to the  filing  of  this
opinion  with  the  SEC  in  connection  with  the
Notice.  In giving such consent, we do not thereby
concede  that  we  come  within  the  category  of
persons whose consent is required under Section  7
of the Securities Act of 1933, as amended.

                                   Very      truly
yours,



                                   SULLIVAN      &
WORCESTER LLP



F:\TEW\DOCS\PMFM\24F2OP03.97 8/19/97  4:42 PM



                    COMMAND GOVERNMENT FUND
                Gateway Center Three, 9th Floor
                      100 Mulberry Street
                  Newark, New Jersey 07102-4077



                                                  August 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Command Government Fund
               File Nos. 2-73901 and 811-3251

Ladies and Gentlemen:

     On behalf of Command Government Fund enclosed for filing, under the Investment Company Act of 1940, are:

     (1)  the Form 24F-2 for the Fund; and

     (2)  an opinion of counsel to the Fund.

     These     documents    are    being     filed
electronically via the EDGAR System. A filing fee in the amount of $10,520.62 has been wired to the Fund's account at Mellon Bank.

     If  you  have any questions relating  to  the
foregoing,  please call the undersigned  at  (201)
367-7530.

                                   Sincerely,


                                   /s/   S.   Jane
Rose
                                   S. Jane Rose
                                   Secretary



Enclosures






8-97LTR.CGF